UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2020 (June 25, 2020)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-54755 (Commission File Number)	45-3058280 (IRS Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON Investment Corporation (“CIC”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 25, 2020.  As of April 27, 2020, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 113,311,389 shares of common stock were eligible to be voted, and 80,107,915 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of two members of the board of directors of CIC to serve until the 2023 annual meeting of shareholders or until their successors are duly elected and qualified;

•	Proposal No. 2 – the ratification of the selection of RSM US LLP to serve as CIC’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal No. 3 – the authorization of CIC to offer and sell shares of common stock at a price below net asset value; and

•	Proposal No. 4 – the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

The director nominees listed in CIC’s 2020 proxy statement were elected by CIC’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for the director nominees are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Breakstone	42,870,849	3,306,130	33,930,936
Aron I. Schwartz	42,918,761	3,258,218	33,930,936

The proposal to ratify the selection of RSM US LLP to serve as CIC’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was also approved by CIC’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	76,540,531
Votes Against	1,143,551
Abstentions	2,423,833
Broker Non-Votes	0

The proposal to authorize CIC to offer and sell shares of common stock at a price below net asset value was not approved by CIC’s shareholders at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	31,221,710
Votes Against	10,255,752
Abstentions	4,699,517
Broker Non-Votes	33,930,936

The proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, was approved by CIC’s shareholders at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	74,153,526
Votes Against	2,627,542
Abstentions	3,326,847
Broker Non-Votes	0

Due to the voting results set forth above with respect to Proposal No. 3 and Proposal No. 4, CIC adjourned the Annual Meeting to Tuesday, August, 25, 2020, at 5 p.m. Eastern Time, in order to undertake a further solicitation of proxies solely with respect to the authorization of CIC to offer and sell shares of common stock at a price below net asset value.

Item 8.01.	Other Events.

On June 25, 2020, CIC determined that the estimated net asset value of CIC’s common stock as of June 25, 2020 was $7.46 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: June 26, 2020	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer